UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway Alameda, California 94502
(Address of principal executive offices) (Zip code)

(510) 864-8800
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 15, 2005, Allen Lenzmeier was appointed to serve as a Class I member of the board of directors (the “Board”) of UTStarcom, Inc., a Delaware corporation (the “Company”).  Mr. Lenzmeier will also serve as a member of the audit committee of the Board.

In connection with his appointment to the Board, effective March 15, 2005, Mr. Lenzmeier was granted an option to purchase 80,000 shares of common stock pursuant to the Company’s 2001 Director Stock Option Plan at a price of $13.14 per share.  The shares subject to this option vest in equal installments of 25% per year on each of the first four anniversaries of the date of grant.

On March 16, 2005, UTStarcom, Inc. issued a press release entitled “Best Buy Vice Chairman Allen Lenzmeier Named to UTStarcom Board of Directors.”  A copy of the press release is attached hereto as Exhibit 99.1 to this report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2005, the Board approved by written consent an amendment to Article III, Section 3.2 of the Company’s First Amended and Restated Bylaws to increase the size of the Board from six to seven directors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

3.1 First Amended and Restated Bylaws of UTStarcom, Inc., as amended.

99.1 Press release entitled “Best Buy Vice Chairman Allen Lenzmeier Named to UTStarcom Board of Directors,” dated March 16, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: March 16, 2005	By:	/s/ Hong Liang Lu
	Name:	Hong Liang Lu
	Title:	President and Chief Executive Officer